July 18, 2008


SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE: American Depositary Shares evidenced by the American Depositary Receipts each representing One Ordinary Share of
Experian Group Limited
(Form F-6 File No. 333-137678)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in name to Experian plc of One (1) Ordinary share represented by one American Depositary Share
(the Ratio).

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with revised name change for Experian Group Limited

The Prospectus has been revised to reflect the new name from Experian Group Limited to Experian plc.

Effective July 21, 2008 the Companys
Name Changed To Experain plc.

Attached to this letter is a copy of a letter from Experian Group Limited to The Bank of New
York requesting the name change.

Please contact me with any questions or
comments at 212 815-6915

Margaret A. Keyes
Vice President
The Bank of New York Mellon - ADR Division
Encl.
CC: Paul Dudek, Esq. (Office of International
Corporate Finance)







Depositary Receipts
101 Barclay Street 22nd Floor West, New York, NY 10286